Exhibit 21.1

LIST OF SUBSIDIARIES OF INERGY HOLDINGS, L.P. AS OF DECEMBER 1, 2005

Name	Jurisdiction
Inergy Partners, LLC	Delaware
New Inergy Propane, LLC	Delaware
Inergy GP, LLC	Delaware
IPCH Acquisition Corp.	Delaware
Wilson Oil Company of Johnston County, Inc.	North Carolina
Rolesville Gas and Oil Company, Inc.	North Carolina
Inergy, L.P.	Delaware
Inergy Propane, LLC	Delaware
L & L Transportation, LLC	Delaware
Inergy Transportation, LLC	Delaware
Inergy Sales & Service, Inc.	Delaware
Inergy Canada Company	Nova Scotia
Stellar Propane Service, LLC	Delaware
Inergy Finance Corp.	Delaware
Inergy Acquisition Company, LLC	Delaware
Inergy Storage, Inc.	Delaware
Inergy Stagecoach II, LLC	Delaware
Central New York Oil And Gas, L.L.C.	New York
Inergy Gas Marketing, LLC	Delaware

Certain subsidiaries of Inergy Holdings, L.P. do business under the following names:

Arrow Gas
Atlas Gas
Bastrop Propane
Bayless Gas
Best Butane Co.
Blue Flame Gas
Bradley Propane
Burnet Propane
Burnwell Propane
Centex Butane Co.
Choctaw Propane
Coleman Propane
Coleman’s Gas
Country Gas
Deck’s Propane
DiFeo Oil & Propane
Direct Propane
Dobbins Propane
Dorsey Propane Gas Company
Dowdle Gas
East Side Hoosier Propane
Farmer LP Gas Co.
Frankston Reliance Gas Co.
Gas Tec
Gaylord Gas
Gilbet Gas Co.
Gilmer Butane Gas & Electric

Graeber Brothers
Great Lakes Propane
H & S Gas
H. John Davis
Hall Propane Co.
Hancock Gas Company
Hancock Gas Service
Hancock Propane Company
Harper/Shelby L.P. Gas
Highland Propane Company
Hoosier Propane
Independent Gas Co.
Independent Propane Co.
Inergy Services
Ira Wyman Fuels
Kissimmee/St. Cloud Gas
Knowles LP Gas
Lagasco Propane
Live Oak Gas Co.
Maingas
Maingas Service & Appliance
Marshall Propane
McBride Oil & Propane
McCracken Propane
Merle Oil
Mid-Hudson Valley Propane
Midtex LP Gas
Modern Gas
Moulton Gas Service
Mt. Vernon Bottled Gas
Nelson Propane
Northwest Energy
Northwest Propane
Ohio Gas
Ottawa Gas
Pearl Gas
Pennys Propane Co.
Petersen Propane Company
Petoskey Propane
Plum Creek Propane
Premier Propane
Progas
ProGas Propane
Pro-Gas Sales and Service Company
Propane Gas Service Co.
Propane Sales
Pulver Gas
Quality Propane
Reliance Gas Co.
Robbins Propane
Rosado Propane
Rural Natural Gas
Saam Propane
Sarpol Gas

Schrader Fire Equipment
Shade Propane
Shelby LP Gas
Silgas
Southeast Propane
Spe-D-Gas Company
Steffen Oil
Steinheiser Propane
Sullivan County Gas Service
Sullivan County Propane
Tarkington Propane Inc.
Taylor Propane Gas Co.
Tri-State Fire Extinguisher
Tru-Gas
United Propane
Willis Propane